UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

APPLE HOSPITALITY REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Apple Hospitality REIT, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Items 5.02, 8.01 and 9.01 of Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Transition Plan

On March 22, 2019, Kristian M. Gathright informed the Company that she plans to retire from her role as Executive Vice President and Chief Operating Officer of the Company during the first quarter of 2020. In addition, on March 22, 2019, Bryan F. Peery, Executive Vice President and Chief Financial Officer of the Company, informed the Company that he plans to retire from all positions he holds with the Company during the first quarter of 2020. Mrs. Gathright and Mr. Peery will continue to serve in their respective capacities with the Company until their retirement dates. There were no disagreements between the Company and each of Mrs. Gathright and Mr. Peery on any matter relating to the Company’s operations, policies or practices. The Company is working with an executive search firm, with a focus on external candidates, for a successor Chief Financial Officer. The Company will utilize the depth of its existing team and the new Chief Financial Officer to transition the responsibilities of Mrs. Gathright and Mr. Peery. Mrs. Gathright and Mr. Peery plan to remain with the Company over the next year to assist with an orderly transition and ensure an efficient and seamless integration of the new structure.

In addition, on March 22, 2019, the Board of Directors (the “Board”) of the Company increased the size of the Board from eight to nine directors and appointed Mrs. Gathright to serve as a member of the Board until the 2019 annual meeting of shareholders, each effective immediately.

Mrs. Gathright has served as Executive Vice President and Chief Operating Officer for the Company since its inception. In addition, Mrs. Gathright held various senior management positions with each of Apple Suites, Inc., Apple Hospitality Two, Inc., Apple Hospitality Five, Inc., Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Ten, Inc. from inception until they were sold to a third party or merged with the Company. Prior to her service with these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. She also worked as an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a REIT, and began her career with Ernst & Young LLP. Mrs. Gathright serves on the Board of Directors of the American Hotel and Lodging Association, as President of the Courtyard Franchise Advisory Council, and on the distribution advisory councils for Marriott and Hilton. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at the University of Virginia, Charlottesville, Virginia. The Board of Directors believes her extensive hotel industry experience provides her with the skills and qualifications to serve as a director.

Mrs. Gathright will not receive compensation for her service as a director of the Company until her planned retirement from her role as Executive Vice President and Chief Operating Officer of the Company.

Amendment to Executive Severance Pay Plan

On March 22, 2019, the Compensation Committee of the Board and the Board approved an amendment (the “Amendment”) to the Apple Hospitality REIT, Inc. Executive Severance Pay Plan (the “Severance Plan”) to increase the severance multiple used in determining the cash severance payment from two and one-half (2 1/2) times to three (3) times the sum of (x) the executive’s Annual Bonus as defined in the Severance Plan and (y) the executive’s annualized base salary based on the highest monthly base salary paid or payable in any month of the 12-month period immediately preceding the month in which the Change in Control (as defined in the Severance Plan) occurred. Except as set forth in the Amendment, all other terms of the Severance Plan shall remain in full force and effect. Payment under the Severance Plan does not apply to retirement or resignation by an Executive Officer without Good Reason as defined in the Severance Plan.

The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

David P. Buckley Separation Agreement

As previously announced, on January 23, 2019, David P. Buckley, Executive Vice President and Chief Legal Officer of the Company, informed the Company that he plans to retire from all positions he holds with the Company effective as of April 15, 2019. On March 22, 2019, in anticipation of his retirement, the Company and Mr. Buckley entered into a separation and general release agreement (the “Separation Agreement”) providing for certain benefits in connection with his retirement from the Company. Pursuant to the Separation Agreement, effective April 15, 2019, Mr. Buckley will resign as Executive Vice President and Chief Legal Officer of the Company, as well as from all of the offices, directorships, appointments and other positions he holds with the Company and its subsidiaries and affiliates. Under the terms of the Separation Agreement, subject to Mr. Buckley not revoking the Separation Agreement during the seven-day revocation period beginning on the date he signs the Separation Agreement, the Company has agreed to provide or cause to be provided the following benefits to Mr. Buckley: (i) a lump sum payment of $500,000, less applicable taxes and withholdings, and (ii) vesting of all of the shares of restricted stock granted to Mr. Buckley by the Company, which are outstanding and unvested as of immediately prior to his resignation. Mr. Buckley also agreed (i) to not serve on the board of directors or similar body of a lodging-oriented real estate investment company that competes with the Company in the United States for a period of two years from and after April 15, 2019 and (ii) to a general release and waiver of claims against the Company, its subsidiaries, affiliates and employees. Mr. Buckley’s decision to resign is not due to any disagreements between the Company and Mr. Buckley on any matter relating to the Company’s operations, policies or practices. The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Separation Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On March 25, 2019, the Company issued a press release announcing the appointment of Mrs. Gathright to the Board and the anticipated retirement of Mrs. Gathright and Mr. Peery as officers of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust (“REIT”). Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement that the Company makes speaks only as of the date of this Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Apple Hospitality REIT, Inc. Executive Severance Pay Plan.
10.2	Separation Agreement and General Release, dated as of March 22, 2019, by and between Apple Hospitality REIT, Inc. and David P. Buckley.
99.1	Press Release dated March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight President and Chief Executive Officer

March 27, 2019